COMPANY CONFIDENTIAL


CINCINNATI MILACRON
1996 SHORT - TERM MANAGEMENT INCENTIVE PLAN

1.   Purpose

     1.1 The purpose of the Cincinnati Milacron Short - Term Management Incentive Plan (the "Plan") is to provide greater incentive to key employees by rewarding them with additional compensation for earning a return on capital in excess of the cost of capital, and thereby adding economic value to the Company. The Plan shall also assist in providing competitive compensation in order to allow the Company to attract and retain an outstanding management group.

2.   Definitions

     The following terms shall have the following meanings:

2.1  "Additional Incentive Awards" shall be those Incentive
Awards that may be created through increasing EVA which are in addition to the Maximum Incentive Award.

2.2 "Anticipated Maximum Base Payout" shall mean the expected maximum Incentive Award calculated at the beginning of each Plan Year as set forth in Item 7.1.

2.3 "Business Unit Operating Capital" shall consist of the following with respect to each Business Unit:

(a) beginning of the year property, plant and equipment
(including any assets recorded from the capitalization of leases, as required under SFAS Statement No. 13), plus

[NOTE: When a business unit or a part of it was acquired during the Plan Year, then the property, plant and equipment shall be prorated for the amount of the Plan Year following the acquisition.]

(b) average inventory and accounts receivable exclusive of any reserve for doubtful accounts, minus

(c) average advance payments - customer down payments and progress payments on unshipped orders, minus

(d) average trade accounts payable and other net accruals
(which may in some cases be determined by formulas determined from time to time.

[Note: When the Business Unit is a Group and acquisitions have been made relative to the Group, then in the first 12 months following the acquisition 50% of the Net Goodwill accounted for on the books of the Company shall be added to the above and, thereafter, 100% of the Net Goodwill accounted for on the books of the Company shall be added to the above.]

Items (b), (c), (d) and the Net Goodwill above shall be determined by averaging the amounts of each item at the end of each of the Company's accounting periods for the current year.

Also, in the event a joint venture contributes to Business Unit
Operating Capital, the joint venture contribution shall be adjusted downward by the percentage of ownership of the Company's joint venture partner.

2.4 "Business Unit" shall mean such Business Units as designated by the Committee from time to time and may consist of entire operating Groups, divisions, subsidiaries or subparts thereof.

2.5  "CEO" shall mean the Chief Executive Officer of Cincinnati
Milacron Inc.

2.6  "Committee" shall mean the Personnel and Compensation
Committee of the Board of Directors.

2.7 "Company" shall mean Cincinnati Milacron Inc., and its consolidated subsidiaries.

2.8 "Company Capital" is average shareholders' equity of Cincinnati Milacron Inc. plus the average outstanding short-term and long-term consolidated debt, including liabilities related to capitalized leases as required under FASB Statement No. 13. The average shareholders' equity and the average short-term and long-term debt shall be determined by averaging the shareholders' equity and short-term and long-term debt outstanding at the end of the preceding year with the shareholder's equity and short-term and long-term debt outstanding at the end of each quarter of the current Plan Year.

[Note: When acquisitions have been made, then in the first 12 months following the acquisition only 50% of the Net Goodwill related to such acquisition shall be included in the Company
Capital for such twelve-month period.]

2.9 "Company Cost of Capital" shall mean the product of Company Capital multiplied by Weighted Average Cost of Capital.

2.10 "Cost of Capital" for a Business Unit which may include a Group, is calculated by multiplying the Business Unit's
Operating Capital by the Weighted Average Cost of Capital.

2.11 "Earnings before Net Interest and Taxes on Income (EBIT)"

EBIT for a Business Unit shall mean the Business Unit's reported operating profit (internal basis) minus any amount of earnings appropriately apportioned to a partner's interest in a joint venture, plus or minus such items of income or expense as the Committee may deem to be extraordinary or not appropriately included in the Plan.

2.12 "Earnings before Net Interest and Taxes plus Amortization
(EBITA)"

EBITA for the Company shall mean the Company's consolidated earnings before interest and income taxes plus amortization of goodwill from acquisitions, plus or minus such items of income or expense as the Committee may deem to be extraordinary or not appropriately included in the Plan.

EBITA for a Group shall mean the Group's externally reported segment earnings plus amortization of goodwill from acquisitions, minus any amount of earnings appropriately apportioned to a partner's interest in a joint venture, plus or minus such items of income or expense as the Committee may deem to be extraordinary or not appropriately included in the Plan.

2.13 "Economic Value Added (EVA)"--

For the Company and for a Group, EVA shall mean the amount by which EBITA exceeds Cost of Capital.

(EVA for Company  = Company EBITA - Company Cost of Capital)
(EVA for Group = Group EBITA - Group Cost of Capital)

For a Business Unit, EVA shall mean the amount by which the Business Unit's EBIT exceeds Cost of Capital.

(EVA for Business Unit = EBIT - Cost of Capital)

2.14 "EVA Multipliers" shall be established by the Committee at the beginning of each Plan Year. For the 1996 and 1997 Plan
Years, the EVA Multipliers shall be as set forth in Exhibit A.

2.15 "February Plan" shall mean the annual operating plan prepared for management by each of the Company's operating divisions and submitted to and approved by the Board of Directors.

2.16 "Group" shall mean an operating group identified by Cincinnati Milacron Inc.

2.17 "Incentive Award Carryover" shall mean the excess funds generated by increasing EVA as described in Item 6.1.

2.18 "Incentive Award Pools" shall mean the funds established under this Plan for the payment of Incentive Awards for any one
Plan Year.

2.19 "Incentive Awards" shall mean the Awards under this Plan given as a result of performance of the Company or applicable
Business Unit.

2.20 "Maximum Incentive Award" shall be calculated in accordance with Item 5.1.

2.21 "Net Goodwill" shall mean the goodwill accounted for on the books of the Company relative to an acquisition less accumulated amortization, adjusted for the net present value of any tax benefit related to accelerated goodwill amortization, or tax costs related to a bargain purchase.

2.22 "Participant Category" shall mean the categories described in Item 5.1.

2.23 "Participants" shall mean those individuals meeting the criteria set forth in Item 4 herein.

2.24 "Plan Year":  The Plan Year shall coincide with the
Company's fiscal year.

2.25 "Salary": A Participant's annual base wages paid during the Plan Year. Annual base pay does not include Performance Dividends, salary adjustments or other payments made because of overseas employment, payment made from the Long Term Incentive Plan, commission bonus payments, relocation expenses or any payment made from any employee benefit plan.

 2.26 "Weighted Average Cost of Capital" shall mean the true cost of capital experienced by the Company during the Plan
Year as determined by the Treasurer using the formula set forth in Exhibit B.


3.   Effective Date

     3.1 This Plan shall be effective for the Company's fiscal year beginning December 31, 1995 and shall continue thereafter subject to the Committee's approval. This Plan supersedes the Cincinnati Milacron Inc. Short - Term Management Incentive Plan (as amended) Effective December 29, 1991 (the "Old Plan"); however, for Plan Year 1996, incentive awards shall be calculated under this Plan and under the Old Plan, and Participants shall receive the higher incentive award under either calculation. The Award Carryover at December 28, 1996 shall be calculated in accordance with this Plan.

4.   Participation

     4.1 Participants shall be those key employees of the Company as identified by the Committee and shall include the officers of Cincinnati Milacron Inc. The Awards for Cincinnati Milacron Inc. Group Vice Presidents will be based 50% on Company EVA and 50% on the EVA for the operating Group that they lead. The Awards for other Participants shall be based on the results of the Business Unit of which they are a member. For those Participants who are members of the Cincinnati Milacron Inc. corporate staff, Awards shall be based on Company EVA and the Company shall be considered to be their Business Unit.

5.   Maximum Incentive Award

     5.1 The Committee shall determine to which Participant Category each Participant shall be assigned. The Maximum Incentive Award for each Participant shall be determined by the Participant Category to which the Participant is assigned.
Each Participant's Maximum Incentive Award shall be determined by multiplying the percentage below (the "Participant's Award Percentage") corresponding to the appropriate Participant Category by the Participant's Salary.

Participant         Maximum Incentive Award Expressed
Catgory             As A Percentage of Salary

CEO       80%
I         50%
II        40%
III       25%

     5.2 The Committee shall have sole discretion as to assignment of Participants to Participant Categories. The following sets forth guidelines as to Participant assignment:

     Participant Category I:  Officers of Cincinnati Milacron
Inc. and other key managers of Business Units.

     Participant Category II: Heads of major operations or corporate functions.

     Participant Category III: Heads and/or managers of major functions within the Groups or sub-elements.

     5.3 The Committee shall have discretion at any time to increase or decrease a Participant's Maximum Incentive Award stated above for a Plan Year by an amount up to one-third. Such discretionary factor shall be recommended for Committee consideration by the CEO.

6.   Incentive Award Pools

     6.1 The Incentive Award Pool shall include amounts contributed to it from three sources in the following order:

     (a)  Amounts attributable to maintaining a positive EVA
     (b) Incentive Award Carryover available from prior years, and
     (c)  Amounts attributable to increasing EVA.

          (a)  Amounts attributable to maintaining a positive
EVA

          The amount of positive EVA from zero to a maximum of the prior Plan Year's EVA shall be multiplied by the appropriate EVA Multiplier in "A" of Exhibit A. (During the Plan Year in which an acquisition is made, all positive EVA of the acquisition shall be considered as maintaining positive EVA from the prior Plan Year. In the Plan Year following the acquisition, the EVA for the acquisition related to the Plan Year in which the acquisition was made will be annualized and used as the EVA threshold.)

          (b) Incentive Award Carryover available from prior years

               (i)  Calculation of Incentive Award Carryovers

                    Incentive Award Carryover may be generated only by increasing EVA. For EVA to be increasing it must be increasing from either: (i) a positive to a greater positive;
(ii) a negative or zero to a positive; or, (iii) a negative to a lesser negative or zero. Only that portion of EVA which is increased over the prior Plan Year's EVA (the "EVA Increase") shall be considered for calculation of the Incentive Award Carryover. Amounts attributable to EVA Increase which remain unapplied after the Incentive Award Pool is filled to allow for payout of 100% of the Incentive Awards contemplated under Item
5.1 in a given Plan Year shall be accumulated as Incentive Award Carryover for possible use in the next three Plan Years. In no event, however, shall the Incentive Award Carryover from one Plan Year exceed 100% of the Anticipated Maximum Base Payout for that Plan Year.

               (ii) Utilization of Incentive Award Carryover

                    Up to 50% of the original Incentive Award
Carryover may be used in subsequent years.  An Incentive Award
Carryover not used within the three Plan Years following its creation shall expire.

               (iii)     Reduction of Incentive Award Carryover

                    In the event a Business Unit's EVA
decreases from a positive to a negative from one Plan Year to the next, the amount of decrease in EVA below zero shall be multiplied by the EVA Multiplier set forth in "B" of Exhibit A. In the event a Business Unit's EVA decreases from a negative to a greater negative from one Plan Year to the next, the entire amount of decrease in EVA shall be multiplied by the EVA Multiplier set forth in "B" of Exhibit A. The resulting dollar amount shall eliminate equivalent amounts of Incentive Award Carryover available to the Business Unit. Reductions shall be made to the oldest Incentive Award Carryover first. Reductions in excess of the amount of total Incentive Award Carryover available shall have no further effect.

          (c)  Amounts attributable to increasing EVA

               The amount of EVA for a given Plan Year that increases above the prior Plan Year's EVA shall be multiplied by the appropriate EVA Multiplier in "C", "D", "E" or "F" of Exhibit A.

7.   Determination of Incentive Award Amounts

     7.1 At the beginning of each Plan Year the Company shall compute an Anticipated Maximum Base Payout for each Business
Unit. The Anticipated Maximum Base Payout shall be computed as follows:

The anticipated Salary during the Plan Year for each Participant shall be multiplied by that Participant's Incentive Award Percentage as set forth in Item 5.1. The results of these calculations shall be added together, the sum shall be rounded to the nearest $5,000 and will be the Anticipated Maximum Base Payout.

     7.2 If the amount of the Incentive Award Pool equals or exceeds the Anticipated Maximum Base Payout, Participants shall receive 100% of their Maximum Incentive Award as stated in Item
5.1.

     7.3 If the amount of the Incentive Award Pool is less than the Anticipated Maximum Base Payout, then the Participants will receive an incentive award determined by the following formula:

Incentive Award Pool divided by Anticipated Maximum Base Payout with the result multiplied by the Participant's Incentive Award Percentage times the Participant's actual Salary received during the Plan Year equals the Participant's Incentive Award. (See the formula example below)


EXAMPLES

Incentive Award Pool        individual                          Incentive
--------------------   X    Participant's    X    Salary    =   Award*
Anticipated Maximum         Incentive Award
Base Payout                 Percentage



*not to exceed 100% of Maximum Incentive Award.

Examples (assuming $800,000 Anticipated Maximum Base Payout):

For 100% of Maximum Incentive Award for a Category I Participant:
     $800,000/$800,000 X 50% X Salary = Incentive Award of 50% of Salary

For 100% of Maximum Incentive Award for a Category II Participant:
     $800,000/$800,000 X 40% X Salary = Incentive Award of 40% of Salary

For 70%  of Maximum Incentive Award for a Category I Participant:
     $560,000/$800,000 X 50% X Salary = Incentive Award of 35% of Salary

For 70% of Maximum Incentive Award for a Category III Participant:
     $560,000/$800,000 X 25% X Salary = Incentive Award of  17.5% of Salary





8.   Additional Incentive Awards

      8.1 If, after calculation of the Incentive Award Pool and the creation of the maximum Incentive Award Carryover for the Plan year, an amount of funds attributable to increasing EVA remains, the excess shall form a second pool (the "Additional Incentive Awards Pool") which may not exceed 100% of the Business Unit Award Pool. The Additional Incentives Awards Pool shall be distributed to Participants in the same proportion as they receive payment from the Incentive Award Pool, however, in no case shall the total payout to any Participant under this Plan exceed 200% of that Participant's designated Maximum Incentive Award.

     8.2 Any amounts attributable to increasing EVA that remain after calculation of the Incentive Award Pool under item 6.1, the Incentive Award Carryover under Item 6.1(b)(i) and the Additional Incentive Awards Pool under Item 8.1, shall have no further effect.

9.   Other Annual Awards Not Included in the Plan

     9.1 In addition to Incentive Award under this Plan, the CEO can, subject to approval by the Committee, make discretionary bonus awards to individuals, not included in this Plan, for specific outstanding performances during the year.
It shall be the responsibility of the Cincinnati Milacron Inc. officers to recommend individuals for these bonuses each year, giving detailed information on the performance being recognized.

10.  Time and Form of Payment of Incentive Award

     10.1 Payments shall be made in the first quarter following the end of the Plan Year after the Company's consolidated financial statements are audited by its independent auditors.

     10.2 Incentive Award shall be paid in one lump sum to Participants by separate checks issued by the Company, unless deferred in whole or part pursuant to Item 11.1. The amounts calculated in Items 7, 8 and 9 above shall be the gross amount payable to the Participant. The Company shall make all withholdings required by law. Participants shall not be allowed to elect any type of voluntary deductions from bonus amounts.

     10.3 For those Business Units reporting in a currency other than U.S. dollars, Incentive Awards will be calculated in the Business Units' local currency and will be translated to U.S. dollars at the currency translation rate in effect at the beginning of the year.

11.  Deferrals

     11.1 Should tax laws allow individuals to defer receipt and taxation on compensation, Participants may be allowed to request deferral of all or a portion of their awards pursuant to any plan for the deferral of compensation which the Company may have in effect from time to time.

12.  Termination

     12.1 In the event a Participant ceases to be a Participant as a result of death, retirement or disability (as those terms are defined in the Cincinnati Milacron Retirement Plan), the individual or the individual's estate shall receive a bonus under this Plan at the time stated in Item 10 above. The amount of bonus shall be prorated for the amount of time during the Plan Year that the eligible employee was a Participant.

     12.2 In the event a Participant ceases to be a Participant for any reason other than stated in Item 12.1, the individual shall immediately cease to be an eligible employee under this Plan and the individual shall not receive a bonus hereunder related to the Plan Year in which the individual ceased to be a Participant. If the individual ceased to be a Participant as stated in this Item 12.2 after the end of a Plan Year, but prior to the payout of the bonus in the first calendar quarter, the individual will receive payment of the bonus, if any, related to the recently ended Plan Year.

13.  Transfers

     13.1 In the event a Participant transfers from one
Business Unit to another during a Plan Year, all calculations under this Plan shall be prorated for the amount of the Plan
Year spent in each Business Unit.

14.  Mid Year Participants

     14.1 In the event an individual becomes a Participant during the Plan Year, amounts payable hereunder shall be prorated for the portion of the Plan Year in which the individual was a Participant.

15.  Administration

     15.1 The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable and to interpret the terms and provisions of the Plan.

16.  Review of Calculations

     16.1 At the request of the Committee, the calculations under this Plan shall be reviewed for accuracy by the Company's independent auditors using such procedures as necessary under the circumstances.


17.  Termination of the Plan

     17.1 The Committee may suspend, terminate or amend this Plan at any time. Amendments may be applied retrospectively to the beginning of the then current Plan Year, but shall not affect bonuses related to Plan Years that were completed prior to the time of the amendment.

18.  Miscellaneous

     18.1 Nothing contained in this Plan guarantees the continued employment of a Participant with the Company.

     18.2 No benefit hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

     18.3 Payments made under this Plan shall be subject to withholding as shall at the time be required under any income tax or other laws, whether of the United States or any other jurisdiction.

     18.4 The provisions of the Plan shall be construed according to the laws of the State of Ohio.


97agrsw\shttrm.205






EXHIBIT A



EVA Effect                                        Multiplier

A    Positive EVA maintained                           2.0%

B    EVA decreasing from positive to                  (8.0%)
     negative or negative to a greater
     negative

C    Positive EVA increased                            8.0%

D    Negative EVA increased from                       8.0%
     negative to break-even EVA

E    Break-even to positive EVA                        8.0%

F    Negative EVA improved towards                     8.0%
     positive, but not reaching positive













                           EXHIBIT B*

                   CMI's TRUE COST OF CAPITAL
               = WEIGHTED AVERAGE COST OF DEBT AND EQUITY

The cost of equity (y)= risk free rate (RF) + risk index, commonly known as beta (RI)x market risk premium (MRP) or

                   (y)   = RF + (RI x MRP)

                         (example)
                         RF = Risk free rate of 30 year
                         treasury bonds

                         Five year average rate of
                         30 year treasury bonds         = 7.04%

                         Premium built into Long-
                         bond rate = .25 of MRP (6.00%) = 1.50%

                         Risk free rate                 = 5.54%

                         RI = Risk index, five year
                              average beta for CMI  = 1.19

                         MRP = Market risk premium for stock
                               market over risk free rate = 6%
                          (y) = 5.54% + (1.19 X 6.00%)
                          (y) = 5.54% + 7.14% = 12.68%

                        The cost of the equity is 12.68%




Cost of Debt

The cost of debt = CMI's current weighted average borrowing rate for all debt at the beginning of the Plan Year = 7.00%

Weighted Average Cost of Debt and Equity

Targeted ratio of debt and equity shall be recommended by management and approved by the Committee.


                               Target              Weighted
             Cost              Percent               Cost

Debt         7.00%     x        45%         =        3.15%

Equity      12.68%     x        55%         =        6.97%

Weighted average cost of
capital (pre-tax)                           =       10.12%



*Note: The figures above are those for Plan Year 1996 and 1997 and are presented for illustrative purposes. These figures will change from Plan Year to Plan Year.